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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use in this registration statement of our report dated November 30, 1994, on the financial statements of the Texas Microsystems Group as of and for the years ended June 30, 1994, 1993 and 1992, included herein and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 17, 1995